Exhibit 99.1

Occam Networks Announces Revenue and Profit Growth in Second Quarter

Company Posts Third Consecutive Quarter of Operating Profits and Eighth Consecutive

Quarter of Record Revenue

SANTA BARBARA, Calif. – July 11, 2006 – Occam Networks Inc. (OTCBB: OCNW), a supplier of innovative Ethernet and IP-based loop carrier equipment to telecommunications service providers, today reported results for the second quarter of 2006, which ended June 25, 2006. The company reported quarterly revenue of $16.2 million, posting its third consecutive quarter of operating profits and its eighth consecutive new revenue record. Second quarter 2006 revenues represented an increase of 14 percent over the first quarter of 2006, and an 86 percent increase over the same second quarter of 2005.

“We had an outstanding quarter – we significantly expanded our customer base to more than 170 customers and again we increased quarterly operating profits,” said Bob Howard-Anderson, president and CEO of Occam Networks. “We continue to strengthen and grow the company in a focused and strategic manner as we aim to remain profitable while we expand our business. We’ve strengthened our board and added several exciting new products to our product line and our efforts are paying off with industry recognition for our products and the leadership role we play in the industry.”

During the second quarter of 2006 Occam appointed Brian Strom, former president and CEO of SureWest Communications, to its Board of Directors. Other highlights of the quarter included:

•	Launched the BLC 6314 10 GigE Transport and Optical Line Termination (OLT) Blade, which adds dual 10 Gigabit Optical Ethernet and multiple 1 Gigabit Ethernet interfaces to the Occam BLC 6000 System.

•	Launched the ONT 2300 Series of optical network terminals. These ONTs are designed to deliver superior Triple Play services and to provide Telcos with multiple service models for active fiber deployments that meet the requirements of any type of FTTP installation from brownfield to greenfield.

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•	Broadband Trends reported that the company was second in terms of percentage increase in its worldwide DSL port shipments in the first quarter of 2006.

OCCAM CONFERENCE CALL SCHEDULED TO REPORT Q2 2006 FINANCIAL RESULTS

Starting at 4:30 p.m. EDT (1:30 p.m. PDT) on Tuesday, July 11, 2006, Occam Networks will conduct a conference call to report the results for Q2 2006. The call, which will be open to the public, can be accessed by dialing 1-866-866-1333 (for U.S. callers) and asking the operator for the Occam Networks call.

Callers will be put on ‘music hold’ until Bob Howard-Anderson, president and CEO and Chris Farrell, CFO of Occam Networks, join the call. The first portion of the call will include a presentation of financial information for Q2 2006. Mr. Farrell will then open the call to listeners for a question and answer period.

For those unable to listen at the designated time, a recording of the call will be made available on the Occam Networks Web site (www.occamnetworks.com) for 72 hours after the call is completed.

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OCCAM NETWORKS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 25, 2006	December 25, 2005
	(Unauidited)
ASSETS

Current assets:
Cash and cash equivalents	$7,388	$6,571
Restricted cash	5,300	3,749
Accounts receivable, net	9,864	9,403
Inventories, net	6,407	4,448
Prepaid and other current assets	1,786	1,684

Total current assets	30,745	25,855

Property and equipment, net	1,714	1,889
Other assets	183	203

Total assets	$32,642	$27,947

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$7,087	$4,100
Accrued expenses	3,926	4,859
Deferred revenues	2,631	1,600
Current portion of long-term debt and capital lease obligations	—	1,233

Total current liabilities	13,644	11,792
Long-term debt and capital lease obligations	—	1,324

Total liabilities	13,644	13,116

Commitments and contingencies	—	—
Redeemable preferred stock:

Series A-2 convertible preferred stock, $.001 par value, authorized 4,600 shares, 3,784 and 3,560 issued and outstanding at June 25, 2006 and at December 25, 2005, respectively, liquidation preference of $114 million and $107 million at June 25, 2006 and December 25, 2005, respectively	36,390	34,869
Series A-2 convertible preferred stock warrant	—	73

Stockholders’ deficit:
Common stock, $0.001 par value, 950,000 shares authorized; 7,264 and 6,871 shares issued and outstanding at June 25, 2006 and December 25, 2005, respectively	275	275
Additional paid-in capital	90,252	87,903
Warrants	454	559
Deferred stock compensation	—	(28)
Accumulated deficit	(108,373)	(108,820)

Total stockholders’ deficit	17,392	(20,111)

Total liabilities, redeemable preferred stock and stockholders’ deficit	$32,642	$27,947

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OCCAM NETWORKS, INC. AND SUBSIDIARY

GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 25, 2006	March 26, 2006	June 26, 2005	June 25, 2006	June 26, 2005
Sales	$16,249	$14,210	$8,740	$30,459	$15,661
Cost of sales (1)	9,989	8,390	6,771	18,379	11,887

Gross margin	6,260	5,820	1,969	12,080	3,774

Operating expenses (1):
Research and product development	2,388	2,490	1,736	4,878	3,448
Sales and marketing	2,618	2,217	2,012	4,835	3,640
General and administrative	982	931	700	1,913	1,430

Total operating expenses	5,988	5,638	4,448	11,626	8,518

Profit (loss) from operations	272	182	(2,479)	454	(4,744)

Interest income (expense), net	95	(90)	(56)	5	(169)

Profit (loss) before provision for income taxes	367	92	(2,535)	459	(4,913)

Provision for income taxes	9	3	—	12	—

Net Income (loss)	358	89	(2,535)	447	(4,913)
Beneficial conversion feature	—	(3,437)	(35)	(3,437)	(1,822)

Net income (loss) attributable to common stockholders	$358	$(3,348)	$(2,570)	$(2,990)	$(6,735)

(1) Total stock-based compensation included in:
Cost of sales	$77	$41	$—	$118	$—
Research and product development	171	126	139	297	282
Sales and marketing	109	47	21	156	42
General and administrative	86	39	2	125	4

Total stock-based compensation	$443	$253	$162	$696	$328

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OCCAM NETWORKS, INC. AND SUBSIDIARY

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three months ended			Six months ended
	June 25, 2006	March 26, 2006	June 26, 2005	June 25, 2006	June 26, 2005
Sales	$16,249	$14,210	$8,740	$30,459	$15,661
Cost of sales	9,912	8,349	6,771	18,261	11,887

Gross profit	6,337	5,861	1,969	12,198	3,774

Operating expenses:
Research and product development	2,217	2,364	1,597	4,581	3,166
Sales and marketing	2,509	2,170	1,991	4,679	3,598
General and administrative	896	892	698	1,788	1,426

Total operating expenses	5,622	5,426	4,286	11,048	8,190

Profit (loss) from operations	715	435	(2,317)	1,150	(4,416)

Interest income (expense), net	95	(90)	(56)	5	(169)

Non-GAAP profit (loss) before provision for income taxes	810	345	(2,373)	1,155	(4,585)

Provision for income taxes	9	3	—	12	—

Non-GAAP net income (loss)	$801	$342	$(2,373)	$1,143	$(4,585)

Reconciliation of non-GAAP net income (loss) to GAAP net income (loss) attributable to common stockholders:

Non-GAAP net income (loss)	$801	$342	$(2,373)	$1,143	$(4,585)

Non-GAAP exclusions:
Stock-based compensation	443	253	162	696	328
Beneficial conversion feature on Series A-2 preferred stock and warrants	—	(3,437)	(35)	(3,437)	(1,822)

GAAP net income (loss) attributable to common stockholders	$358	$(3,348)	$(2,570)	$(2,990)	$(6,735)

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Non-GAAP Disclosure

Certain non-GAAP financial measures are included in this press release. Our GAAP results have been adjusted to exclude stock-based compensation charges associated with the issuance of stock options prior to the Company’s merger in May 2002. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance and our prospects for the future. Specifically, we believe non-GAAP measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Further, these non-GAAP financial measures are one of the primary indicators management uses for planning and forecasting future periods. In addition, since we have historically reported non-GAAP measures to the investment community, we believe the inclusion of non-GAAP measures provides consistency in our financial reporting. The presentation of this additional information is not meant to be considered a substitute for financial measures prepared in accordance with generally accepted accounting principles. A reconciliation of GAAP to non-GAAP net loss is included above.

Cautionary Note Concerning Forward Looking Statements

Portions of this press release contain forward looking statements regarding future events, Occam’s future financial performance, and the performance of Occam’s products. In particular, the press release contains forward looking statements about trends in our revenue and operating margins and statements concerning product improvements and product performance issues. These statements involve numerous risks and uncertainties, which could cause actual results or events to differ materially from any future results or events suggested in these forward-looking statements. These risks include, among others, the risk that our revenues will not increase as anticipated if our BLC 6000 product does not achieve market acceptance and that any continuing product performance problems would have an adverse effect on our business, margins, and operating results. Additional risks associated with our business include general market conditions affecting the decisions of communications service providers to purchase Occam’s equipment, changes in service providers’ business models, the rate our customers deploy their networks, our customers’ ability to secure financing, the timing of order and shipments of products, mix of products sold, changes in the prices of components, Occam’s ability to maintain production volumes and secure key components, and Occam’s ability to develop new products. Please refer to Occam’s most recent quarterly report on Form 10-Q, annual report on Form 10-K and other filings Occam makes with the SEC for additional factors that could cause actual results to differ materially from those contained in any forward-looking statements provided today.

About Occam Networks Inc.

Occam Networks Inc. develops and markets innovative Broadband Loop Carrier networking equipment that enable telephone companies to deliver voice, data and video services. Based on Ethernet and Internet Protocol (IP) technologies, Occam’s equipment allows telecommunications service providers to profitably deliver traditional phone services, as well as advanced voice-over-IP, residential and business broadband, and digital television services through a single, all-packet access network. Occam is headquartered in Santa Barbara, Calif. Additional information can be found at www.occamnetworks.com.

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Contact:

Chris Farrell Chief Financial Officer Occam Networks Inc. +1 805.692.2900	Spencer Parkinson Connect Public Relations +1 801.373.7888 spencerp@connectpr.com

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